UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                           FORM 8-K/A Amendment No. 2



                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)      March 31, 1999
                                                            --------------


                                 CLUBCORP, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE       33-89818, 33-96568, 333-08041, AND 333-57107       75-2778488
(State or other                 (Commission                       (I.R.S. Employer
jurisdiction of                 File Numbers)                     Identification No.
incorporation)

       3030 LBJ FREEWAY, SUITE 700, DALLAS, TEXAS                75234
        (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code:  (972) 243-6191

                                      NONE
          (Former name or former address, if changed since last report)

Item 7 is hereby amended to reflect changes in profroma adjustments for the year ended December 29, 1998.


                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLUBCORP, INC.



By:     /s/James P. McCoy, Jr.
       -----------------------------
       James P. McCoy, Jr.
       Executive Vice  President and
       Chief Financial Officer
       (chief  accounting officer)

Date:  September 8, 1999

                                COBBLESTONE GOLF
                   COMBINING CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 29, 1999
                             AND FOR THE PERIOD FROM
                         MAY 29, 1998 TO MARCH 29, 1999

                                    Contents

Report of Independent Accountants                                 F-3
Combining Consolidated Balance Sheets                             F-4
Combining Consolidated Statements of Operations                   F-5
Combining Consolidated Statements of Division Equity              F-6
Combining Consolidated Statements of Cash Flows                   F-7
Notes to Combining Consolidated Financial Statements              F-8

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Meditrust Corporation and
Meditrust Operating Company:

In our opinion, the accompanying combining consolidated balance sheets, and the related combining consolidated statements of operations, division equity and of cash flows present fairly, in all material respects, the combining consolidated financial position of Cobblestone Golf and its operating divisions, as defined in Note 1, as of March 29, 1999, and the results of their operations and their cash flows for the period beginning May 29, 1998 and ending March 29, 1999 in conformity with generally accepted accounting principles. These combining consolidated financial statements are the responsibility of the Meditrust Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers  LLP


Las Vegas, Nevada
May 7, 1999

COBBLESTONE GOLF
COMBINING CONSOLIDATED BALANCE SHEETS
March 29, 1999
(in thousands)


                                                                      Courses      Courses    Courses
                                                                      Acquired    Acquired    Acquired    Eliminating
                                                        Corporate   by ClubCorp    by NGP      by AGC       Entries
                                                        ----------  ------------  ---------  ----------  -------------
ASSETS
Current assets:
    Cash and cash equivalents                           $    2,011  $        281  $     184  $       7   $          -
    Accounts receivable (net of allowance of $359)             555         2,331      1,562          -              -
    Inventory                                                    -         1,943      1,967         63              -
    Current portion of notes receivable                          -         2,388      1,132          -              -
       (net of allowance of $184)
    Prepaid expenses and other current assets                  243           410        353          2              -
                                                        ----------  ------------  ---------  ----------  -------------
                Total current assets                         2,809         7,353      5,198         72              -

Property, equipment and leasehold interests, net             2,172       223,134    169,752      3,031              -
Tradename (net of accumulated amortization of $357)              -         4,606      3,550         57              -
Notes receivable (net of allowance of $166)                      -         2,016      1,140          -              -
Other assets                                                     5           723        555         27              -
Intercompany receivables                                    42,913             -          -          -        (42,913)
                                                        ----------  ------------  ---------  ----------  -------------
                Total assets                            $   47,899  $    237,832  $ 180,195  $   3,187   $    (42,913)
                                                        ==========  ============  =========  ==========  =============

LIABILITIES AND DIVISION EQUITY
Current liabilities:
    Accounts payable                                    $      557  $      1,277  $   1,102  $      45   $          -
    Accrued payroll and related expenses                     2,131           329        290          8              -
    Accrued property taxes                                       3           411        432         (5)             -
    Other current liabilities                                    1           230        350          -              -
    Deferred revenue                                             -         1,733      1,491          7              -
    Current portion of long-term debt                            -             -        647          -              -
    Current portion of capital lease obligations                 -         1,007      1,101         17              -
    Current portion of deferred purchase price                   -           222          -          -              -
    Minority interest                                            -           314          -          -              -
                                                        ----------  ------------  ---------  ----------  -------------
                Total current liabilities                    2,692         5,523      5,413         72              -
                                                        ----------  ------------  ---------  ----------  -------------

Long-term debt, less current portion                             -             -      5,538          -              -
Capital lease obligations, less current portion                  -         2,223      2,301         20              -
Long-term deferred revenue                                       -         6,489      4,218          -              -
Deferred purchase price, less current portion                    -            86          -          -              -
Other long-term liabilities                                      -             -        148          -              -
Intercompany payables                                            -        25,868     16,414        631        (42,913)
                                                        ----------  ------------  ---------  ----------  -------------
                Total liabilities                            2,692        40,189     34,032        723        (42,913)

Commitments and contingencies
Division equity                                             45,207       197,643    146,163      2,464              -
                                                        ----------  ------------  ---------  ----------  -------------
                Total liabilities and division equity   $   47,899  $    237,832  $ 180,195  $   3,187   $    (42,913)
                                                        ==========  ============  =========  ==========  =============



COBBLESTONE GOLF
COMBINING CONSOLIDATED BALANCE SHEETS
March 29, 1999
(in thousands)

                                                          Combined
                                                        Consolidated
                                                            Total
                                                        -------------
ASSETS
Current assets:
    Cash and cash equivalents                           $       2,483
    Accounts receivable (net of allowance of $359)              4,448
    Inventory                                                   3,973
    Current portion of notes receivable                         3,520
       (net of allowance of $184)
    Prepaid expenses and other current assets                   1,008
                                                        -------------
                Total current assets                           15,432

Property, equipment and leasehold interests, net              398,089
Tradename (net of accumulated amortization of $357)             8,213
Notes receivable (net of allowance of $166)                     3,156
Other assets                                                    1,310
Intercompany receivables                                            -
                                                        -------------
                Total assets                            $     426,200
                                                        =============

LIABILITIES AND DIVISION EQUITY
Current liabilities:
    Accounts payable                                    $       2,981
    Accrued payroll and related expenses                        2,758
    Accrued property taxes                                        841
    Other current liabilities                                     581
    Deferred revenue                                            3,231
    Current portion of long-term debt                             647
    Current portion of capital lease obligations                2,125
    Current portion of deferred purchase price                    222
    Minority interest                                             314
                                                        -------------
                Total current liabilities                      13,700
                                                        -------------

Long-term debt, less current portion                            5,538
Capital lease obligations, less current portion                 4,544
Long-term deferred revenue                                     10,707
Deferred purchase price, less current portion                      86
Other long-term liabilities                                       148
Intercompany payables                                               -
                                                        -------------
                Total liabilities                              34,723

Commitments and contingencies
Division equity                                               391,477
                                                        -------------
                Total liabilities and division equity   $     426,200
                                                        =============

The accompanying notes are an integral part of these combining consolidated financial statements.

COBBLESTONE GOLF
COMBINING CONSOLIDATED STATEMENTS OF OPERATIONS
For the period May 29, 1998 to March 29, 1999
(In thousands)


                                                     Courses      Courses     Courses                      Combined
                                                    Acquired      Acquired    Acquired    Eliminating    Consolidated
                                      Corporate    by ClubCorp     by NGP      by AGC       Entries         Total
                                     -----------  -------------  ----------  ----------  -------------  --------------
Revenue:
   Golf                              $        -   $     32,890   $  33,288   $   1,056   $          -   $      67,234
   Food and beverage                          -          8,139       8,947          82              -          17,168
   Other                                      -          6,378       4,069         184              -          10,631
                                     -----------  -------------  ----------  ----------  -------------  --------------

         Total revenue                        -         47,407      46,304       1,322              -          95,033
                                     -----------  -------------  ----------  ----------  -------------  --------------

Expenses:
   Golf course operations                     -         33,206      32,390         765              -          66,361
   Food and beverage                          -          2,804       3,017          29              -           5,850
   Depreciation and amortization            108          9,030       7,003         175           (108)         16,208
   Amortization of goodwill                   -          2,964       2,284          37              -           5,285
   General and administrative             5,646          2,884       2,781          79         (5,646)          5,744
   Costs associated with                  1,867              -           -           -              -           1,867
      unsuccessful acquisition
   Interest                                   9            326       1,014           3              -           1,352
   Allocation of corporate expenses      (5,754)             -           -           -          5,754               -
   Goodwill impairment charge                 -         82,057      63,208       1,016              -         146,281
                                     -----------  -------------  ----------  ----------  -------------  --------------

          Total expenses                  1,876        133,271     111,697       2,104              -         248,948
                                     -----------  -------------  ----------  ----------  -------------  --------------

Loss before income taxes                 (1,876)       (85,864)    (65,393)       (782)             -        (153,915)

Provisions for income taxes                   -              -           -           -              -               -
                                     -----------  -------------  ----------  ----------  -------------  --------------

Net loss                             $   (1,876)  $    (85,864)  $ (65,393)  $    (782)  $          -   $    (153,915)
                                     ===========  =============  ==========  ==========  =============  ==============

The accompanying notes are an integral part of these combing consolidated financial statements.

COBBLESTONE GOLF
COMBINING CONSOLIDATED STATEMENTS OF CASH FLOWS
For the period May 29, 1998 to March 29, 1999
(In thousands)


                                                                                         Courses      Courses     Courses
                                                                                        Acquired      Acquired    Acquired
                                                                          Corporate    by ClubCorp     by NGP      by AGC
                                                                         -----------  -------------  ----------  ----------
Operating activities:
    Net loss                                                             $   (1,876)  $    (85,864)  $ (65,393)  $    (782)
    Adjustments to reconcile net loss to net cash provided
      by (used in) operating activities:
        Depreciation and amortization                                           108         11,940       9,235         210
        Goodwill impairment charge                                                -         82,057      63,208       1,016
        Changes in assets and liabilities:
            Notes and accounts receivable                                      (214)          (860)        (88)          1
            Inventory                                                             -           (105)        (15)         13
            Prepaid expenses and other assets                                  (206)          (917)       (416)          3
            Accounts payable, accrued liabilities and deferred revenue       (3,671)         5,447       2,159         (24)
                                                                         -----------  -------------  ----------  ----------
                 Net cash provided by (used in) operating activities         (5,859)        11,698       8,690         437
                                                                         -----------  -------------  ----------  ----------
Investing activities:
    Payments to minority interest holders                                         -           (661)          -           -
    Acquisitions, net of cash acquired                                            -       (141,883)   (100,750)          -
    Additions to property, equipment and leasehold interests                 (1,688)       (10,858)     (4,973)       (247)
                                                                         -----------  -------------  ----------  ----------

                 Net cash provided by (used in) investing activities         (1,688)      (153,402)   (105,723)       (247)
                                                                         -----------  -------------  ----------  ----------
Financing activities:
    Cash contributions from Meditrust Companies                              17,785        162,296      72,033      (2,509)
    Principal payments on long term debt and capital leases                       -         (1,439)     (1,426)         (8)
    Payments on deferred purchase price                                           -           (154)          -           -
    Intercompany                                                             (8,227)       (18,753)     24,646       2,334
                                                                         -----------  -------------  ----------  ----------

                 Net cash provided by (used in) financing activities          9,558        141,950      95,253        (183)
                                                                         -----------  -------------  ----------  ----------

Net increase (decrease) in cash and cash equivalents                          2,011            246      (1,780)          7

Cash and cash equivalents at beginning of period                                  -             35       1,964           -
                                                                         -----------  -------------  ----------  ----------

Cash and cash equivalents at end of period                               $    2,011   $        281   $     184   $       7
                                                                         ===========  =============  ==========  ==========


COBBLESTONE GOLF
COMBINING CONSOLIDATED STATEMENTS OF CASH FLOWS
For the period May 29, 1998 to March 29, 1999
(In thousands)
                                                                            Combined
                                                                          Consolidated
                                                                             Total
                                                                         --------------
Operating activities:
    Net loss                                                             $    (153,915)
    Adjustments to reconcile net loss to net cash provided
      by (used in) operating activities:
        Depreciation and amortization                                           21,493
        Goodwill impairment charge                                             146,281
        Changes in assets and liabilities:
            Notes and accounts receivable                                       (1,161)
            Inventory                                                             (107)
            Prepaid expenses and other assets                                   (1,536)
            Accounts payable, accrued liabilities and deferred revenue           3,911
                                                                         --------------
                 Net cash provided by (used in) operating activities            14,966
                                                                         --------------
Investing activities:
    Payments to minority interest holders                                         (661)
    Acquisitions, net of cash acquired                                        (242,633)
    Additions to property, equipment and leasehold interests                   (17,766)
                                                                         --------------

                 Net cash provided by (used in) investing activities          (261,060)
                                                                         --------------
Financing activities:
    Cash contributions from Meditrust Companies                                249,605
    Principal payments on long term debt and capital leases                     (2,873)
    Payments on deferred purchase price                                           (154)
    Intercompany                                                                     -
                                                                         --------------

                 Net cash provided by (used in) financing activities           246,578
                                                                         --------------

Net increase (decrease) in cash and cash equivalents                               484

Cash and cash equivalents at beginning of period                                 1,999
                                                                         --------------

Cash and cash equivalents at end of period                               $       2,483
                                                                         ==============

The accompanying notes are an integralpart of these combining consolidated financial statements.

COBBLESTONE GOLF
NOTES TO COMBINING CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)


1.  BASIS OF PRESENTATION:
The accompanying combining consolidated financial statements are comprised of the financial statements of The Cobblestone Golf Companies, Inc., Meditrust Golf Group, Inc., and Meditrust Golf Group II, Inc. (collectively these companies are referred to as "Cobblestone Golf"). Cobblestone Golf is engaged in the ownership, leasing, operation and management of golf course properties and related facilities. As of March 29, 1999, Cobblestone Golf owned 35 courses, one of which was under development, had leasehold interests in nine courses, one of which was under development and operated one course under a management agreement.

Meditrust Operating Company and Meditrust Corporation (together, the "Meditrust Companies") are two separate companies, the stocks of which trade on the New
York Stock Exchange as a single unit under a stock pairing arrangement. The Cobblestone Golf Companies, Inc. is a wholly owned subsidiary of Meditrust Operating Company. Meditrust Golf Group, Inc. is a wholly owned subsidiary of Meditrust Corporation. Meditrust Golf Group II, Inc. is 99% owned by Meditrust Corporation, with the remaining 1% balance owned by Meditrust Operating Company.

The accompanying combining consolidated financial statements present the "carved-out" financial position, results of operations and cash flows of Cobblestone Golf and three operating divisions thereof as if Cobblestone Golf operated as a separate unit of the Meditrust Companies, and the divisions operated as separate units of Cobblestone Golf. The courses included in each operating division are grouped based on the ultimate acquiring entity as a result of the sale of Cobblestone Golf by the Meditrust Companies (see Note 13). The divisional abbreviations represent the following ultimate acquiring companies: "ClubCorp": ClubCorp, Inc. and subsidiaries, "NGP": National Golf
Properties, and "AGC": American Golf Corporation. Amounts presented under "Corporate" represent the net assets and operating results of the administrative function of the combined operations.

The assets and liabilities contained herein are presented at historical cost, based upon "push-down" accounting afforded to the Meditrust Companies as a result of their acquisition of Cobblestone Holdings, Inc. on May 29, 1998 and eleven courses acquired subsequent to May 29, 1998, as more fully described in
Note 3. The accompanying carved out financial statements reflect only debt obligations to third parties and do not include an allocation of the Meditrust Companies' general corporate indebtedness (see Note 8). The financial statements presented may not be indicative of the financial position, results of operations and cash flows had Cobblestone Golf or the divisions presented operated as non-affiliated entities.


2. SIGNIFICANT  ACCOUNTING  POLICIES:

PRINCIPLES OF COMBINATION AND CONSOLIDATION
The combining consolidated financial statements include the accounts of Cobblestone Golf and its subsidiaries. All significant inter-company and inter-entity balances and transactions have been eliminated.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents consist of cash and investments with original maturities of less than 90 days.

The Meditrust Companies utilize a centralized cash management system to provide financing for their operations, including those of Cobblestone Golf. Cobblestone Golf's cash requirements are satisfied by the results of golf operations, as well as transactions with the Meditrust Companies (see Note 8).

As of March 29, 1999, cash balances of $428 (all from NGP) were restricted under lease agreements for use towards capital improvements.

CONCENTRATION OF CREDIT RISK
Cobblestone Golf's cash equivalents are held by what management considers to be high credit-quality financial institutions. Management believes no significant concentration of credit risk exists with respect to these investments.

Cobblestone Golf's concentration of credit risk with respect to its accounts receivable is limited due to the geographic dispersion of golf courses and the large number of golf course members and others from whom the receivables are to be collected.

INVENTORIES
Inventories are carried at the lower of cost (first-in, first-out) or market.

PROPERTY,  EQUIPMENT  AND  LEASEHOLD  INTERESTS
Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets which are generally as follows:

Depreciable land improvements           20  years
Buildings and improvements              30  years
Equipment, furniture and fixtures       3 to 10 years

Leasehold improvements, equipment recorded under capital leases and property and equipment related to leased facilities are depreciated and amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related assets. Costs associated with the acquisition of leasehold interests in golf facilities have been capitalized and are amortized over the remaining life of the related lease (2 to 27 years). Golf course facility construction in progress is carried at cost. Interest associated with, or allocable to golf course facility construction in progress is capitalized until construction is completed. The amount capitalized is based upon a rate of interest which approximates the Meditrust Companies' weighted average rate of borrowing.

INTANGIBLE ASSETS
Goodwill represents the excess of cost over the fair value of assets acquired and is amortized usin the straight-line method over 20 years (see Note 13).

In connection with the acquisition of Cobblestone Holdings, Inc. and subsidiaries by the Meditrust Companies, the Cobblestone trade name was recorded at its fair value of $8,570. This intangible asset is being amortized using the straight-line method over 20 years.

IMPAIRMENT OF LONG - LIVED ASSETS AND INTANGIBLES
The Meditrust Companies assess the recoverability of long-lived assets and certain identifiable intangibles whenever adverse events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the expected future cash flows (undiscounted and without interest charges) are less than the carrying value of the recorded asset, an impairment would be recognized to reduce the carrying value to its net realizable value (see Note 13).

REVENUE AND DEFERRED REVENUE
Operating revenue is recognized when received except from dues and fees paid in advance which are recognized over the period during which the dues and fees allow the members access to the facilities. Cobblestone Golf recognizes revenue on non-refundable initiation fees using the straight-line method over the average life of an active membership. As of March 29, 1999, the estimated average life of an active membership was 7 years. In addition, the incremental direct selling costs incurred in connection with initiation fees are deferred and amortized in a manner consistent with the related revenue.

INCOME TAXES
Meditrust Corporation has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and believes it has met all the requirements for qualification as such. Accordingly, Meditrust Corporation will not be subject to federal income taxes on amounts distributed to shareholders, provided it distributes at least 95% of its REIT taxable income annually and meets other requirements for qualifying as a REIT. Therefore, no provision for federal income taxes is believed necessary for the activity of Meditrust Golf Group, Inc.

Meditrust Operating Company provides for taxes in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. Under this method, the Meditrust Operating Company recognizes deferred tax assets and liabilities for the expected future tax effects of temporary differences between the carrying amounts and the tax bases of assets and liabilities, as well as net operating loss carry-forwards.


3.  ACQUISITIONS:
During March and May 1998, Meditrust Golf Group, Inc. purchased seven golf courses for an aggregate purchase price of approximately $56,000. The operations were then contributed to the Cobblestone Golf Companies, Inc. upon completion of the transaction described below.

On May 29, 1998 the Meditrust Companies completed their merger with Cobblestone Holdings, Inc. Under the terms of the merger agreement, Cobblestone Holdings, Inc. merged into Meditrust Corporation, with Meditrust Corporation being the surviving corporation. Prior to the merger, Meditrust Operating Company entered into an asset transfer agreement with Cobblestone Golf Group, Inc., a wholly owned subsidiary of Cobblestone Holdings, Inc. whereby Cobblestone Golf Group, Inc. transferred certain non-real estate assets to Meditrust Operating Company.

In order to consummate the transaction, the Meditrust Companies issued paired common stock with an aggregate market value of approximately $230,000 and issued options valued at $10,863. In addition, Meditrust Corporation assumed and paid approximately $170,000 of Cobblestone Golf's long-term debt and associated costs. The total consideration paid in connection with the Cobblestone Golf merger was approximately $420,000. The excess of the purchase price over the fair value of the net assets acquired was approximately $151,500.

During the period from May 29, 1998 to March 29, 1999, Cobblestone Golf acquired the golf courses listed below. Each property was purchased from an unaffiliated party. The cash portions of the acquisitions were funded by the Meditrust Companies.

PROPERTY                   DATE            LOCATION
Deercreek Country Club     June, 1998      Florida
Devil's Ridge              July, 1998      North Carolina
Lochmere                   July, 1998      North Carolina
The Neuse                  July, 1998      North Carolina
Oak Valley                 July, 1998      North Carolina
Kiskiack                   July, 1998      Virginia
Nag's Head                 July, 1998      North Carolina
The Currituck Club         July, 1998      North Carolina
Champions Club of Atlanta  August, 1998    Georgia
Whitestone                 August, 1998    Texas
Blackstone                 June, 1998      Texas

The effect on operations had these courses been acquired as of the beginning of the period would not have been significant.


4.  PROPERTY, EQUIPMENT AND LEASEHOLD INTERESTS:
Property, equipment and leasehold interests consisted of the following at March 29, 1999:



                                    CORPORATE    CLUBCORP      NGP       AGC      TOTAL
                                   -----------  ----------  ---------  -------  ---------
Land                               $        -   $  26,964   $ 19,599   $    -   $ 46,563
Land improvements                           -     139,598     89,992      147    229,737
Buildings and improvements              1,030      43,907     31,349       15     76,301
Equipment, furniture and fixtures       1,249      16,670     12,270      526     30,715
Leasehold interests                         -           -     20,945    2,696     23,641
Construction in progress                    -       4,743      2,439        -      7,182
                                   -----------  ----------  ---------  -------  ---------
                                        2,279     231,882    176,594    3,384    414,139
Less accumulated
  depreciation and amortization          (107)     (8,748)    (6,842)    (353)   (16,050)
                                   -----------  ----------  ---------  -------  ---------
Property, equipment and
  leasehold interests, net         $    2,172   $ 223,134   $169,752   $3,031   $398,098
                                   ===========  ==========  =========  =======  =========

Land improvements included $69,593 ($42,221, ClubCorp; $27,369, NGP; $3, AGC) of non-depreciable golf course improvements consisting of tees, fairways, roughs, trees, greens, bunkers and sand traps at March 29, 1999.

In connection with the purchase of The Hills of Lakeway, the ClubCorp division of Cobblestone Golf is required to pay a deferred purchase price equal to the greater of approximately $4 per membership or 25% of Initiation Fees collected for the first three hundred memberships sold.

The outstanding balance of the deferred purchase price of $308 is scheduled to be paid in monthly installments through fiscal 2000.


5.  NOTES RECEIVABLE:
Notes receivable consists of promissory notes made by golf club members for the payment of initiation fees. The notes carry below market or no interest rates, are amortized monthly or annually and generally have a term of three to five years. Management periodically assesses the collectibility of the notes receivable and reserves for the portion that is doubtful of being collected. The notes are collateralized by the underlying golf club membership and Cobblestone Golf has full recourse against the member. Cobblestone Golf's notes receivable balance as of March 29, 1999 was comprised of the following:



                                            CLUBCORP     NGP      TOTAL
                                           ----------  --------  --------
Gross notes receivables                    $   5,246   $ 2,726   $ 7,972
Less allowance for uncollectible accounts       (232)     (118)     (350)
Less allowance for imputed interest             (610)     (336)     (946)
                                           ----------  --------  --------
        Net notes receivable                   4,404     2,272     6,676

Less current portion                          (2,388)   (1,132)   (3,520)
                                           ----------  --------  --------
                                           $   2,016   $ 1,140   $ 3,156
                                           ==========  ========  ========


6.  LONG-TERM DEBT:
Long-term debt consisted of the following at March 29, 1999:



                                                                         NGP
                                                                       -------
5% uncollateralized note payable, due October 1999                     $  245
8% uncollateralized note payable, due monthly through 2007                238
Variable rate note payable, effective interest rate 10.47%,
  due monthly through 2014, collateralized by the assets of
  The Vineyard at Escondido                                             5,472
10% imputed interest note payable, due January 2000, uncollateralized     230
                                                                       -------
                                                                        6,185

Less current portion                                                     (647)
                                                                       -------

Total long-term debt                                                   $5,538
                                                                       =======

Scheduled payments of principal on long-term debt for each of the next five years and thereafter were as follows at March 29, 1999:



             NGP
            ------
2000        $  647
2001           190
2002           210
2003           232
2004           258
Thereafter   4,648
            ------
            $6,185
            ======


7.  LEASES:
Cobblestone Golf leases nine golf facilities. The leases expire in various years through 2025. Rent expense for the period May 29, 1998 to March 29, 1999 were as follows:



              CORPORATE   CLUBCORP    NGP    AGC   TOTAL
              ----------  ---------  ------  ----  ------
Rent expense  $      359  $     611  $2,299  $197  $3,466

Cobblestone Golf leases certain golf carts and maintenance equipment under capital leases with terms of two to five years. Included in equipment, furniture and fixtures in the accompanying combining consolidated balance sheet is equipment under capital leases that totaled $8,066 at March 29, 1999. Accumulated amortization of equipment under capital leases totaled $1,324 as of the balance sheet date.

Scheduled payments of lease obligations for each of the next five years and thereafter, were as follows at March 29, 1999:



                                                 CORPORATE    CLUBCORP     NGP      AGC    TOTAL
                                                 ----------  ----------  --------  -----  --------
2000                                             $        -  $   1,392   $ 1,471   $ 19   $ 2,882
2001                                                      -      1,230     1,345     18     2,593
2002                                                      -        761       774      2     1,537
2003                                                      -        606       448      1     1,055
2004                                                      -         67       147      -       214
Thereafter                                                -          -         -      -         -
                                                 ----------  ----------  --------  -----  --------
Total minimum lease payments                              -      4,056     4,185     40     8,281

Amount representing interest                              -       (826)     (783)    (3)   (1,612)
                                                 ----------  ----------  --------  -----  --------

Present value of net minimum lease payments               -      3,230     3,402     37     6,669

Current portion                                           -     (1,007)   (1,101)   (17)   (2,125)
                                                 ----------  ----------  --------  -----  --------
Capital lease obligations, less current portion  $        -  $   2,223   $ 2,301   $ 20   $ 4,544
                                                 ==========  ==========  ========  =====  ========



OPERATING LEASES:
                              CORPORATE   CLUBCORP     NGP    AGC    TOTAL
                              ----------  ---------  -------  ----  -------
2000                          $      444  $     648  $ 2,261  $ 54  $ 3,407
2001                                 444        639    2,261    54    3,398
2002                                 444        639    2,261    54    3,398
2003                                 444        639    2,261    54    3,398
2004                                 444        639    2,261    54    3,398
Thereafter                           623      1,447   22,077   630   24,777
                              ----------  ---------  -------  ----  -------
Total minimum lease payments  $    2,843  $   4,651  $33,382  $900  $41,776
                              ==========  =========  =======  ====  =======


8.  RELATED PARTY TRANSACTIONS:
The Meditrust Companies provide certain services to Cobblestone Golf primarily related to general tax preparation and consulting, legal, accounting, and certain aspects of human resources. In the opinion of management, the costs associated with these services were not material and have been excluded from these financial statements. However, this is not necessarily indicative of the level of expenses which may have been incurred had the financial results of Cobblestone Golf been presented on a stand-alone basis. The amounts that would have or will be incurred on a stand-alone basis could differ significantly from the estimated amounts due to economies of scale, differences in management and/or operational practices or other factors.

Interest expense associated with the Meditrust Companies' general corporate debt has not been allocated to Cobblestone Golf in these financial statements. An allocation of interest charges on general corporate debt to Cobblestone Golf would have resulted in approximately $16,739 of interest expense for the period ended March 29, 1999. An allocation of the debt would have resulted in an increase of $181,163 in long-term debt at March 29, 1999. The allocation methodology is based on applying the Meditrust Companies' total debt to total capitalization and a weighted average interest rate of approximately 8.39% to the Meditrust Companies' weighted average investment in Cobblestone Golf. Management believes this allocation is reasonable.

In connection with the sale of Cobblestone Golf described in Note 13, the Meditrust Companies have accrued a liability of $5,624 for bonuses paid to Cobblestone employees as an incentive to stay with Cobblestone Golf through the closing date of the sale. As such amount is an obligation of the Meditrust Companies, no liability has been reflected in the combining consolidated financial statements of Cobblestone Golf.


9.  EMPLOYEE BENEFIT PLAN:
Cobblestone Golf maintains an employee savings plan (the "Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Plan, which covers employees who have met certain eligibility requirements, participating employees may defer up to 17% of their pretax earnings, up to $9,500. Cobblestone Golf matches up to 20% of the employee's contributions, up to a maximum of 4% of the employee's earnings.


10.  STOCK OPTION PLAN:
As an operating unit of the Meditrust Companies, Cobblestone Golf does not have an employee stock option plan; however, certain employees of Cobblestone Golf participate in the Meditrust Companies' stock option plans.

These plans provide for the grant of incentive and nonqualified options at an exercise price that is 100% of the fair market value on the date of grant. The Meditrust Companies apply Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for stock options. Accordingly, no compensation expense is reflected in the financial statements.

As of March 29, 1999, the employees of Cobblestone Golf held a total of 7,495 options to purchase the Meditrust Companies' stock, all of which were exercisable at the balance sheet date. The option prices ranged from $3.95 to $4.42 per share at March 29, 1999. Compensation costs related to such options would have been approximately $5 for the period from May 29, 1998 to March 29, 1999 had the Meditrust Companies followed the fair value method at the grant date of option awards.


11.  COMMITMENTS AND CONTINGENT  LIABILITIES:
Cobblestone Golf has certain obligations to provide partial credit on certain future memberships, at agreed upon terms, to residential developers of properties adjacent to certain golf facilities.

Cobblestone Golf is party to various commitments, claims and routine litigation arising in the ordinary course of business. Management does not believe that the result of such commitments, claims and litigation, individually or in the aggregate, will have a material effect on the business or its income, cash flows or financial condition.

The Meditrust Corporation's equity interests in Cobblestone Golf have been pledged to Meditrust Corporation's lenders under their senior credit facility and to entitled bondholders.

Certain subsidiaries of Cobblestone Golf have guaranteed Meditrust Corporation's obligations, or Meditrust Operating Company's guaranty thereof, under Meditrust Corporation's senior credit facility.

These guarantee obligations were terminated upon completion of the sale described in Note 13.

Meditrust Corporation's senior credit facility contains a notice provision applicable to transfer transactions.


12.  INCOME TAXES:
The income tax provision consists of the following:



             CORPORATE    CLUBCORP     NGP      AGC    TOTAL
            -----------  ----------  --------  -----  --------
Federal
  Current   $    3,485   $   1,530   $ 2,165   $ 85   $ 7,265
  Deferred      (3,485)     (1,530)   (2,165)   (85)   (7,265)
            -----------  ----------  --------  -----  --------
            $        -   $       -   $     -   $  -   $     -
            ===========  ==========  ========  =====  ========

The difference between income taxes computed using the U.S. statutory Federal income tax rate of 35% and actual tax provision as reflected in the accompanying statements of operations is as follows:



                                         CORPORATE    CLUBCORP      NGP      AGC      TOTAL
                                        -----------  ----------  ---------  ------  ---------
Expected income tax benefit             $      656   $  30,052   $ 22,888   $ 274   $ 53,870
Net income (loss) from REIT activities         631     (26,994)   (20,466)   (235)   (47,064)
Operating losses not available for
  tax benefit                               (1,287)     (3,058)    (2,422)    (39)    (6,806)
                                        -----------  ----------  ---------  ------  ---------
                                        $        -   $       -   $      -   $   -   $      -
                                        ===========  ==========  =========  ======  =========

The components of Cobblestone Golf's deferred tax assets and liabilities as of March 29, 1999 are as follows:




                                    CORPORATE    CLUBCORP     NGP      AGC    TOTAL
                                   -----------  ----------  --------  -----  --------
Deferred tax assets
  Net operating loss carryforward  $    1,220   $     535   $   758   $ 30   $ 2,543
  Long term deferred revenue                -       2,271     1,476      -     3,747
  Other, net                               67         252       188      9       516
                                   -----------  ----------  --------  -----  --------
Gross deferred tax assets               1,287       3,058     2,422     39     6,806
  Valuation allowance                  (1,287)     (3,058)   (2,422)   (39)   (6,806)
                                   -----------  ----------  --------  -----  --------
                                   $        -   $       -   $     -   $  -   $     -
                                   ===========  ==========  ========  =====  ========

A valuation allowance has been established due to the uncertainty of realizing the net operating loss carryforward and deferred tax assets.


13.  SALE OF COBBLESTONE GOLF:
On February 10, 1999 the Meditrust Companies entered into an agreement (the "Purchase Agreement") to sell Cobblestone Golf to Golf Acquisitions LLC, an entity controlled by ClubCorp, NGP and AGC. The sale transaction closed based on balances as of March 29, 1999. Proceeds to the Meditrust Companies were $391,278, subject to a closing adjustment as defined in the Purchase Agreement.

As a result of the significant difference between the selling price in the stock purchase agreement and the amount invested in Cobblestone Golf by the Meditrust Companies, Cobblestone Golf determined that the goodwill recorded at the time of the Meditrust Companies' acquisition would not be realized. As such, the remaining unamortized balance of the goodwill was written off and charged to earnings on February 10, 1999.


14.  SUPPLEMENTARY DISCLOSURES OF CASH FLOW  INFORMATION:



                                              CORPORATE   CLUBCORP    NGP    AGC     TOTAL
                                              ----------  ---------  ------  ----  ----------
Cash paid during the period
  for interest                                $        9  $     326  $1,014  $  3  $   1,352
                                              ==========  =========  ======  ====  ==========
    Non-cash investing and
     financing activities:
       Capital leases entered into
         for new equipment                    $        -  $   3,062  $2,487  $  -  $   5,549
                                              ==========  =========  ======  ====  ==========
In connection with golf course
  acquisitions:
    Fair value of assets acquired, exclusive
     of goodwill                                                                   $ 368,457
                                                                                   ==========
    Goodwill                                                                       $ 151,404
                                                                                   ==========
    Fair value of liabilities assumed                                              $ (36,053)
                                                                                   ==========
    Value of paired shares issued to
      purchase Cobblestone Holdings, Inc.                                          $(241,175)
                                                                                   ==========
    Cash, net                                                                      $(242,633)
                                                                                   ==========

                         CLUBCORP, INC.

       Proforma Consolidated Financial Statements (unaudited)


Proforma Consolidated Balance Sheet as of December 29, 1998 P-3 Proforma Consolidated Statement of Operations for the
  year ended December 29, 1998                                   P-4
Notes to Proforma Consolidated Financial Statements              P-5

CLUBCORP, INC.
PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Effective March 31, 1999, ClubCorp, Inc. ("ClubCorp"), American Golf Corporation and National Golf Operating Partnership, L.P. purchased Meditrust Golf Group, Inc., Meditrust Golf Group II, Inc. and The Cobblestone Golf Companies, Inc. (collectively these companies are referred to as "Cobblestone Golf") from Meditrust Corporation and Meditrust Operating Company (collectively these companies are referred to as "Meditrust") pursuant to a Stock Purchase Agreement dated February 10, 1999 for a total purchase price of approximately $391 million in cash. The following unaudited proforma consolidated financial statements have been prepared to reflect the acquisition of 23 courses or approximately 53% of the net assets of Cobblestone Golf by ClubCorp for approximately $210 million in cash plus closing costs and closing adjustments as defined in the Stock Purchase Agreement. The acquisition was accounted for using the purchase method. ClubCorp principally financed this acquisition with the proceeds of a $200 million Credit Agreement with NationsBank, N.A., dated March 29, 1999.

The proforma consolidated balance sheet as of December 29, 1998 has been prepared using the historical consolidated balance sheet of ClubCorp as of December 29, 1998 and the unaudited historical balance sheets of the Cobblestone Golf courses acquired by ClubCorp as of December 31, 1998 as if the transaction had occurred on December 29, 1998. The proforma consolidated statement of operations for the year ended December 29, 1998 has been prepared using the historical consolidated statement of operations of ClubCorp for the year ended December 29, 1998, and the unaudited historical consolidated statement of operations of the Cobblestone courses acquired by ClubCorp before depreciation, amortization and interest expense for the year ended December 31, 1998 as adjusted to reflect certain proforma adjustments, as if the acquisition had been consummated on January 1, 1998. Historical depreciation, amortization
(including a goodwill impairment charge of approximately $82 million) and interest expense for Cobblestone Golf were not included as Meditrust acquired Cobblestone on May 29, 1998 and applied purchase accounting on that date.
Therefore,  such  information  would  not  be  meaningful.

The proforma adjustments are based upon available information and contain assumptions that management believes are reasonable under the circumstances. The unaudited proforma consolidated financial statements are provided for informational purposes only and are not necessarily indicative of ClubCorp's financial condition or the results of its operations that would have been realized had such transactions been completed for the dates presented, or that may be realized in the future. The determination of the allocation of the purchase price and the closing adjustments are still being evaluated and final amounts could differ significantly from amounts included in these proforma consolidated financial statements.

CLUBCORP, INC.
PROFORMA CONSOLIDATED BALANCE SHEET
December 29, 1998
(Dollars in thousands, except share amounts)



                                                                        Cobblestone
                                                                       Golf Courses
                                                                        Acquired by     Proforma
                     Assets                                ClubCorp      ClubCorp      Adjustments         Proforma
                     ------                               -----------  -------------  -------------       -----------
Current assets:
        Cash and cash equivalents                         $   72,423   $         354  $     (1,109)  (1)  $   71,668
        Membership and other receivables, net                 84,915           4,165             -            89,080
        Inventories                                           18,082           1,608             -            19,690
        Other assets                                          17,587             468             -            18,055
                                                          -----------  -------------  -------------       -----------
                Total current assets                         193,007           6,595        (1,109)          198,493

Property and equipment, net                                  751,070         221,370        (9,279)  (2)     963,161
Other assets                                                 166,081           7,160        (4,684)  (3)     168,557
                                                          -----------  -------------  -------------       -----------
                                                          $1,110,158   $     235,125  $    (15,072)       $1,330,211
                                                          ===========  =============  =============       ===========

       Liabilities and Stockholders' Equity
       ------------------------------------

Current liabilities:
        Accounts payable and accrued liabilities          $   58,826   $       1,005  $      3,361   (4)  $   63,192
        Long-term debt - current portion                      18,633             996             -            19,629
        Other liabilities                                     97,127           4,039             -           101,166
                                                          -----------  -------------  -------------       -----------
                Total current liabilities                    174,586           6,040         3,361           183,987

Long-term debt                                               255,917           2,125       207,500   (5)     465,542
Other liabilities                                            109,880           6,040        (5,013)  (6)     110,907
Membership deposits                                           95,460               -             -            95,460

Redemption value of common stock held by benefit plan         65,279               -             -            65,279

Stockholders' equity:
Common stock, $.01 par value, 250,000,000 shares
   authorized, 90,219,408 issued, 84,629,809 outstanding         902               -             -               902
Additional paid-in capital                                    11,205               -             -            11,205
Accumulated other comprehensive income                          (119)              -             -              (119)
Retained earnings                                            445,770               -             -           445,770
Treasury stock                                               (48,722)              -             -           (48,722)
Division equity                                                    -         220,920      (220,920)  (7)           -
                                                          -----------  -------------  -------------
                Total stockholders' equity                   409,036         220,920      (220,920)          409,036
                                                          -----------  -------------  -------------       -----------
                                                          $1,110,158   $     235,125  $    (15,072)       $1,330,211
                                                          ===========  =============  =============       ===========


See accompanying notes to the proforma consolidated financial statements.

CLUBCORP, INC.
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the year ended December 29, 1998
(Dollars in thousands, except per share amounts)



                                                               Cobblestone
                                                              Golf Courses
                                                               Acquired by     Proforma
                                                   ClubCorp     ClubCorp      Adjustments          Proforma
                                                  ----------  -------------  -------------        ----------
Operating revenues                                $ 851,336   $      51,079  $          -         $ 902,415
Operating costs and expenses                        658,932          38,312             -           697,244
Depreciation and amortization                        54,161               -        13,007    (8)     67,168
Selling, general and administrative expenses         71,422               -             -            71,422
                                                  ----------  -------------  -------------        ----------

Operating income                                     66,821          12,767       (13,007)           66,581

Loss on divestitures                                 (5,718)              -             -            (5,718)
Interest and investment income                       12,092               -             -            12,092
Interest expense                                    (28,901)              -       (14,971)   (9)    (43,872)
Other income                                          1,025               -             -             1,025
                                                  ----------  -------------  -------------        ----------

Income from operations before income taxes and
   extraordinary item                                45,319          12,767       (27,978)           30,108

Income tax (provision) benefit                       (5,807)              -         6,723   (10)        916
                                                  ----------  -------------  -------------        ----------

Income from operations before extraordinary item     39,512          12,767       (21,255)           31,024
                                                  ==========  =============  =============        ==========


Basic earnings per share - income from
   operations before extraordinary item           $     .46   $         .15  $       (.25)        $     .36
                                                  ==========  =============  =============        ==========

Diluted earnings per share - income from
   operations before extraordinary item           $     .45   $         .15  $       (.25)        $     .35
                                                  ==========  =============  =============        ==========


See accompanying notes to the proforma consolidated financial statements.

CLUBCORP, INC.
NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 29, 1998
(Unaudited)


Proforma Adjustments
---------------------
The following notes describe the proforma adjustments made to ClubCorp's proforma consolidated financial statements:

(1) To reflect the cash used to fund the purchase price plus estimated closing costs as of December 29, 1998.

(2) To reflect the estimated fair value of property and equipment in connection with the acquisition.

(3) To record debt issuance costs capitalized related to the financing of the Cobblestone Golf acquisition and to eliminate (i) Cobblestone Golf tradename capitalized by Meditrust and not acquired by ClubCorp and (ii) deferred selling costs associated with sales of membership initiation fees.

(4) To reflect the accrual of severance costs to be paid to former Cobblestone Golf employees.

(5) To reflect the borrowing of $200 million under the long-term credit agreement used to fund the acquisition and the borrowing of an additional $7.5 million under ClubCorp's existing credit facility agreement.

(6) To eliminate deferred revenue associated with membership initiation fees.

(7) To eliminate the division equity of Cobblestone Golf properties acquired by ClubCorp.

(8) To reflect depreciation on property and equipment acquired by ClubCorp. Depreciation on property and equipment was computed using the estimated remaining useful lives, ranging from five to 37 years, of the assets acquired on a straight-line basis.

(9) To reflect interest expense on the $200 million credit agreement and the $7.5 million draw on ClubCorp's existing credit facility agreement used to fund the Cobblestone Golf acquisition. An annual interest rate of LIBOR plus 1.25% to 1.75% (an average of 7.08%) was used to compute interest expense related to the credit agreement. An annual interest rate of LIBOR plus 1.00% or 6.46% was used to compute interest expense related to the draw on the existing credit facility agreement. In addition to interest expense on the credit agreement, the adjustment to interest expense reflects the historical interest expense on capital leases assumed in the acquisition. The interest rates on the capital leases assumed approximate current market rates.

(10) To reflect the proforma income tax benefit for the operations acquired using an effective income tax rate of 44.2%.



              INDEX TO EXHIBIT


EXHIBIT
NUMBER   DESCRIPTION
-------  -----------

   23.1  Consent of PricewaterhouseCoopers LLP